Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837, 333-81521, 333-81523, 333-64410, 333-64412, 333-100294, 333-100295, 333-116550, 333-116551, 333-125839, 333-125840, 333-129838 and 333-146202) and the Registration Statements on Form S-4 (Nos. 333-77343, 333-43752 and 333-64656) of our reports dated May 27, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Black Box Corporation’s internal control over financial reporting included in this Annual Report on Form 10-K for the fiscal year ended March 31, 2008.
/s/ BDO Seidman, LLP
Chicago, Illinois
May 27, 2008